EXHIBIT 21

                        PennFed Financial Services, Inc.

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                Percentage         State
                                                                                   of        of Incorporation
             Parent                               Subsidiary                    Ownership     or Organization
--------------------------------        -------------------------               ----------   ----------------
PennFed Financial Services, Inc.        Penn Federal Savings Bank                  100%       United States

PennFed Financial Services, Inc.        PennFed Capital Trust II                   100%       Delaware

PennFed Financial Services, Inc.        PennFed Capital Trust III                  100%       Delaware

Penn Federal Savings Bank               Penn Savings Insurance Agency, Inc.        100%       New Jersey

Penn Federal Savings Bank               Ferry Development Holding Co.              100%       Delaware

Penn Federal Savings Bank               Eagle Rock Investment Corp.                100%       New Jersey

Penn Federal Savings Bank               PennFed Title Service Corporation          100%       New Jersey